UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 3, 2014

ChinAmerica Andy Movie Entertainment Media Co.
(Exact name of small business issuer as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

000-54769	65-1170540
(Commission File Number)	(IRS Employer Identification No.)

6371 Business Blvd., Suite 200 Sarasota, Florida  34240

(Address of principal executive offices and zip code)

(941) 224-6975

 (Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENT

Item 8.01.  Other Event

On January 3, 2014, ChinAmerica Andy Movie Entertainment Media Co. (OTCBB: CAME) announced that it has finalized the formal contract with Zhong Mei An Di Yin Shi Wen Hua Chuan Mei Ltd., Co. (hereinafter referred to as “Zhong Mei Yin Shi”), a Chinese company registered in Beijing, People’s Republic of China, for joint movie projects in both China and the United States.

Zhong Mei Yin Shi agrees to pay a total of $1,000,000 (One Million US Dollars) to ChinAmerica Andy Movie Entertainment Media Company (“ChinAmerica”) for its efforts in the movie projects, including pre-production research and strategizing, introduction of American talents and potential partners from Hollywood, California, training and global market consulting, production and post-production activities, and especially distribution and promotion in the United States’ market.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01

Financial Statements and Exhibits

Exhibit No.	Description
99	Press Release

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINAMERICA ANDY MOVIE ENTERTAINMENT MEDIA CO.
Dated: January 7, 2014	By:	/s/ ANDY Z FAN
Name: Andy Z. Fan Title: President, Director and Chairman of the Board